Registration No. _____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          Pulaski Furniture Corporation
             (Exact name of registrant as specified in its charter)

            VIRGINIA                                  Issuer: 54-0594965
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                                 P. O. Box 1371
                             Pulaski, Virginia 24301
                    (Address of principal executive offices)
                               -------------------

                            1996 Salaried Employees'
                               Stock Purchase Plan
                            (Full title of the plan)
                               ------------------

                                 JOHN G. WAMPLER
                      President and Chief Executive Officer
                          Pulaski Furniture Corporation
                               One Pulaski Square
                             Pulaski, Virginia 24301
                                 (540) 980-7330
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                         C. Porter Vaughan, III, Esquire
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8285
                               -------------------
                         CALCULATION OF REGISTRATION FEE

================================ ===================== ==================== ===================== ==================
                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price          aggregate            Amount of
       to be registered               registered            per share          offering price     registration fee
-------------------------------- --------------------- -------------------- --------------------- ------------------
Common Stock, $1.00 par value per   100,000 shares            $20.75*            $2,075,000*            $576.85*
share (including Associated
Rights)
====================================================================================================================

         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of $20.75 per share, which was the average of the high and low prices of the Registrant's Common Stock on November 23, 1998, as reported on the Nasdaq National Market.

================================================================================
         In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                          PULASKI FURNITURE CORPORATION
                                       I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.           Plan Information.

          Not required to be included herewith.

Item 2.           Registrant Information and Employee Plan Annual Information.

          Not required to be included herewith.

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by Pulaski Furniture Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1997.

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 25, 1998, April 19, 1998 and July 12, 1998.

(c) The Company's Current Report on Form 8-K dated November 4, 1998.

                  Additionally incorporated by reference into this Registration Statement is the Company's Registration Statement on Form S-1, as amended (Registration No. 2-40746).

                  In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

          Not applicable.

Item 5.           Interests of Named Experts and Counsel.

          Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  To the fullest extent permitted by Virginia law, as now or hereafter in effect, the Bylaws of the Company eliminate the liability of directors and officers to the Company or its shareholders for monetary damages.

                  Virginia corporate law permits, and the Bylaws of the Company require, indemnification of the Company's directors and officers against all liabilities imposed or asserted against them by reason of having been a director or officer of the Company, except in the case of willful misconduct or a knowing violation of the criminal law. The Bylaws of the Company also permit the Company to indemnify employees and agents of the Company to the same extent as is mandated for directors and officers. The Bylaws of the Company require indemnification of directors and officers, and permit indemnification of employees and agents, to the fullest extent permitted under Virginia law, as now or hereafter in effect.

Item 7.           Exemption from Registration Claimed.

          Not applicable.

Item 8.           Exhibits.

          The following  exhibits are filed as part of this Registration
          Statement:

Exhibit No.
-----------

         4.1 Restated Articles of Incorporation of Pulaski Furniture Corporation. (1)

         4.2      Bylaws of Pulaski Furniture Corporation. (1)

         4.3 Pulaski Furniture Corporation's Series A Company Note in the principal amount of $3,000,000, given to the Industrial Development Authority of Pulaski County.(2)

         4.4 Pulaski Furniture Corporation's Series B Company Note in the principal amount of $5,000,000, given to the Industrial Development Authority of Pulaski County. (2)

         4.5 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in the principal amount of $3,000,000, given to Sovran Bank, N.A. as Note Agent
                  (Series A). (2)

         4.6 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in the principal amount of $5,000,000, given to Sovran Bank, N.A., as Note Agent
                  (Series B). (2)

         4.7 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in principal amount of $2,000,000, given to Sovran Bank as Note Agent (Series A). (2)

         4.8 Pulaski Furniture Corporation's Series A Company Note in principal amount of $2,000,000, given to the Industrial Development Authority of Pulaski County. (2)

         4.9 Note Purchase Agreement and Agreement of Sale between Industrial Development Authority of Pulaski County, Sovran Bank, N.A., Planters Bank and Trust Co.; and Pulaski Furniture Company, dated April 1, 1984. (2)

         4.10 Reimbursement, Purchase and Loan Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A., dated April 1, 1984. (2)

         4.11 UDAG Grant Agreement No. B-82-AB-51-0189, as executed and delivered by the Town of Pulaski and the United States Department of Housing and Urban Development. (2)

         4.12 Term Loan Agreement between Pulaski Furniture Corporation and Wachovia Bank and Trust Company, N.A., dated October 21, 1985. (3)

         4.13 Term Loan Note in principal amount of $4,000,000 between Pulaski Furniture Corporation and Wachovia Bank and Trust Company, N.A., dated October 21, 1985. (3)

         4.14 Term Loan Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A., dated October 23, 1985. (3)

         4.15 Term Loan Note in principal amount of $4,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated October 23, 1985. (3)

         4.16 Note Issuance Agreement and Revolving Credit Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A. in principal amount of $10,000,000, dated December 1, 1988. (4)

         4.17 Form of Variable Rate Taxable Promissory Note in principal amount of $10,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated December 9, 1988. (4)

         4.18 Form of Revolving Credit Facility Note in principal amount of $10,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated December 9, 1988. (4)

         4.19 Form of Credit Agreement in principal amount of $10,000,000 between Pulaski Furniture Corporation and Wachovia Bank of North Carolina, N.A., dated as of December 10, 1993. (5)

         4.20 Form of Promissory Note in principal amount of $10,000,000 made by the Company to Wachovia Bank of North Carolina, N.A., dated December 10, 1993. (5)

         4.21 Amendment to Term Loan Agreement between the Company and Wachovia Bank of North Carolina, N.A., dated
                  July 25, 1994. (6)

         4.22 Amendment to Promissory Note made by the Company to Wachovia Bank of North Carolina, N.A., dated July 25, 1994. (6)

         4.23 Amended and Restated Rights Agreement between Pulaski Furniture Corporation and First Union National Bank, dated as of December 15, 1997. (7)

         4.24     1996 Salaried Employees' Stock Purchase Plan.

         5.1      Opinion of Hunton & Williams.

         23.1     Consent of Hunton & Williams (included in Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24       Powers of Attorney (included on Signature Page).

Footnotes:
         (1) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 29, 1989.

         (2) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 28, 1994.

         (3) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 27, 1985.

         (4) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 30, 1988.

         (5) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 31, 1993.

         (6) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                  October 29, 1995.

         (7) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 25, 1998.


Item 9.           Undertakings.

                  A.       Subsequent Disclosure.

                  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B.       Incorporation by Reference.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C.       Commission Position on Indemnification.

                  The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Pulaski, Commonwealth of Virginia, on the 23 day of November, 1998.

                                         PULASKI FURNITURE CORPORATION



                                      BY /s/ John G. Wampler
                                         -------------------------------------
                                         John G. Wampler
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                                POWER OF ATTORNEY

         Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Pulaski Furniture Corporation does hereby appoint John G. Wampler and Ira S. Crawford, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.



               Signature                             Title                               Date
               ---------                             -----                               ----

/s/ John G. Wampler                      Director, President and Chief            Nov 23, 1998
----------------------------             Executive Officer
John G. Wampler

/s/ Jason A. Gibbs                       Treasurer and Chief Financial            Nov 19, 1998
----------------------------             Officer
Jason A. Gibbs

/s/ Bernard C. Wampler                   Director and Chairman of the             Nov 23, 1998
----------------------------             Board
Bernard C. Wampler

----------------------------             Director                                 ______, 1998
Robert C. Greening, Jr.

/s/ Harry J. G. van Beek                 Director                                 Nov 20, 1998
----------------------------
Harry J. G. van Beek

/s/ O. Kenton McCartney, III             Director                                 Nov 23, 1998
----------------------------
O. Kenton McCartney, III

/s/ H. H. Warner                         Director                                 Nov 20, 1998
----------------------------
Harry H. Warner

/s/ Hugh V. White, Jr.                   Director                                 Nov 20, 1998
----------------------------
Hugh V. White, Jr.

                                   SIGNATURES

The Plan

         Pursuant to the requirements of the Securities Act, the Committee appointed under the 1996 Salaried Employees' Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Pulaski, Commonwealth of Virginia, on the 23 day of November, 1998.

                                            1996 SALARIED EMPLOYEES' STOCK
                                                PURCHASE PLAN



                                            By: /s/ Jason A. Gibbs
                                               ------------------------------
                                            Name: Jason A. Gibbs
                                                 ----------------------------
                                            Title: CEO, VP & Treasurer
                                                  ---------------------------

                                  EXHIBIT INDEX


Exhibit No.                             Description
----------                              -----------

        4.1      Restated Articles of Incorporation of Pulaski Furniture
                 Corporation.

        4.2      Bylaws of Pulaski Furniture Corporation.

        4.3 Pulaski Furniture Corporation's Series A Company Note in the principal amount of $3,000,000, given to the Industrial Development Authority of Pulaski County.

        4.4 Pulaski Furniture Corporation's Series B Company Note in the principal amount of $5,000,000, given to the Industrial Development Authority of Pulaski County.

        4.5 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in the principal amount of $3,000,000, given to Sovran Bank, N.A. as Note Agent (Series A).

        4.6 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in the principal amount of $5,000,000, given to Sovran Bank, N.A., as Note Agent (Series B).

        4.7 Industrial Development Authority of Pulaski County's Industrial Development Revenue Note in principal amount of $2,000,000, given to Sovran Bank as Note Agent (Series A).

        4.8 Pulaski Furniture Corporation's Series A Company Note in principal amount of $2,000,000, given to the Industrial Development Authority of Pulaski County.

        4.9 Note Purchase Agreement and Agreement of Sale between Industrial Development Authority of Pulaski County, Sovran Bank, N.A., Planters Bank and Trust Co.; and Pulaski Furniture Company, dated April 1, 1984.

        4.10 Reimbursement, Purchase and Loan Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A., dated April 1, 1984.

        4.11 UDAG Grant Agreement No. B-82-AB-51-0189, as executed and delivered by the Town of Pulaski and the United States Department of Housing and Urban Development.

        4.12     Term  Loan  Agreement   between   Pulaski   Furniture
                 Corporation and Wachovia Bank and Trust Company, N.A., dated October 21, 1985.

        4.13 Term Loan Note in principal amount of $4,000,000 between Pulaski Furniture Corporation and Wachovia Bank and Trust Company, N.A., dated October 21, 1985.

        4.14 Term Loan Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A., dated October 23, 1985.

        4.15 Term Loan Note in principal amount of $4,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated October 23, 1985.

        4.16 Note Issuance Agreement and Revolving Credit Agreement between Pulaski Furniture Corporation and Sovran Bank, N.A. in principal amount of $10,000,000, dated December 1, 1988.

        4.17 Form of Variable Rate Taxable Promissory Note in principal amount of $10,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated December 9, 1988.

        4.18 Form of Revolving Credit Facility Note in principal amount of $10,000,000 between Pulaski Furniture Corporation and Sovran Bank, N.A., dated December 9, 1988.

        4.19 Form of Credit Agreement in principal amount of $10,000,000 between Pulaski Furniture Corporation and Wachovia Bank of North Carolina, N.A., dated as of December 10, 1993.

        4.20 Form of Promissory Note in principal amount of $10,000,000 made by the Company to Wachovia Bank of North Carolina, N.A., dated December 10, 1993.

        4.21 Amendment to Term Loan Agreement between the Company and Wachovia Bank of North Carolina, N.A., dated July 25, 1994.

        4.22 Amendment to Promissory Note made by the Company to Wachovia Bank of North Carolina, N.A., dated July 25, 1994.

        4.23 Amended and Restated Rights Agreement between Pulaski Furniture Corporation and First Union National Bank, dated as of December 15, 1997.

        4.24     1996 Salaried Employees' Stock Purchase Plan.*

        5.1      Opinion of Hunton & Williams.*

        23.1     Consent of Hunton & Williams (included in Exhibit 5).

        23.2     Consent of Ernst & Young LLP.*

        24       Powers of Attorney (included on Signature Page).


        ----------------------
        * Filed with this Registration Statement on Form S-8; all other exhibits are herein incorporated by reference unless otherwise specifically designated.